EXHIBIT NO. 23

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-27909) of Questar Gas Company and in the related Prospectus of our report dated February 9, 1998, with respect to the consolidated financial statements of Questar Gas Company included in this annual report (Form 10-K) for the year ended December 31, 1997.

/s/ Ernst & Young LLP

Salt Lake City, Utah
March 24, 1998